[ARTHUR ANDERSEN Letterhead]


                                                             Arthur Andersen LLP
                                                                      Suite 1000
                                                          One Renaissance Square
                                                               Two North Central
                                                               Phoenix, AZ 85004
                                                                    602-257-9234




March 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K dated March 22, 1997 of Bio Fluorescent Technologies, Inc. and are in agreement with the statements contained in the second, third and fourth paragraphs on page two thereof. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
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